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Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-230423) and S-8 (No. 333-240091, No. 333-190412, No. 333-175912, No. 333-135416, No. 333-129748, No. 333-100628, No. 333-84485, and No. 333-72967) of Affiliated Managers Group, Inc. of our report dated February 18, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA
February 18, 2022

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Exhibit 23.1